As Filed with the Securities and Exchange Commission on November 21 , 2006

Registration No.: 333-136487

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB–2/Pre-Effective Amendment No. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.

(Name of Small Business Issuer in its Charter)

Nevada	541990	13-3513270
(State or other jurisdiction of incorporation or organization)	Primary Industrial Class Code No.	(I.R.S. Employer Identification No.)

201 East 28th Street

New York, NY  10016

212–779–1921

(Address and telephone number of principal executive offices)

Mary Beth Clark

International Food and Wine Consultants, Inc.

201 East 28th Street

New York, NY  10016

212–779–1921

(Name, address and telephone number of agent for service)

WITH A COPY TO

Gary B. Wolff, P.C.

805 Third Avenue, 21st Floor

New York, NY  10022

212–644–6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	[1] Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,300,000	$.01	$ 13,000	$ 1.39

International Food and Wine Consultants, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

________________________

Estimated solely for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by International Food and Wine Consultants, Inc., the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in July 2006) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion _____, 2006

1,300,000 SHARES

INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.

COMMON STOCK

As of November 3 , 2006 we had 10,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,300,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Mary Beth Clark, our president, is registering 700,000 shares (or approximately 53.8% of the shares being registered). We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market. In July 2006 we sold 600,000 of our common stock in a private placement at $.001 per share to 39 individuals. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks.  See "Risk Factors" beginning on page 3 ..

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2006.

PROSPECTUS SUMMARY

About International Food and Wine Consultants, Inc.

International Food and Wine Consultants, Inc. was incorporated in 1989 by Mary Beth Clark under the laws of the State of New York and became a Nevada corporation on July 11, 2006.  A significant portion of our business operates under the d/b/a The International Cooking School of Italian Food and Wine. We currently function primarily as an educational and vacation firm in Bologna, Italy and have also provided consulting services to:

▪

Companies engaged in the manufacture of food preparation equipment,

▪

Food and/or wine products, food distribution, and

▪

Food services companies, including resorts, hotels, restaurants and others.

We offer a variety of programs to teach Italian cuisine preparation at locations in Italy. We have programs for both amateurs and more experienced cooks. However, we are not a professional culinary  arts training school and our programs are not designed to train professional chefs. Our courses teach both the history and techniques of Italian cuisine.

We may refer to ourselves in this prospectus as “IFW”, “we,” or “us.” All references to our operations include all of our operations since our inception in 1989. Our principal executive offices are located at 201 East 28th Street, New York, NY  10016, and our telephone number at that address is 212–779–1921. Our website is located at www.internationalcookingschool.com.

The Offering

The shares being offered for resale by the selling stockholders identified herein consist of 13% of the common shares outstanding.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,300,000

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

IFW may need financing which may not be available. Absent financing, our future activities will be limited or discontinued .

IFW has not established a source of equity or debt financing. Our need for cash is entirely dependent on the number of people who enroll in our classes. In general, we can breakeven with regard to variable cash outlays with eight to ten participants in each individual class. Fewer enrollees result in greater needs for cash because many costs are fixed but fewer enrollees result in less cash receipts . We estimate that if we run eight weeks of classes, the approximate minimum amount of costs that would be incurred is $75,000 made up principally of airfare costs, meals and lodging for Ms. Clark, kitchen and facilities costs and bus costs for the class trips. This cost does not provide any salary or compensation for Ms. Clark. If we assume compensation and rent requirements of $70,000, then total minimum costs are $145,000. There is no way to predict the number of enrollees until classes are about to be conducted.  If the number of enrollees decreases for several class periods, we may need a source of cash to continue our business. In addition, IFW would require some financing for marketing and advertising to increase participants and expand our operations. There is no way of predicting amounts that would be needed or provide assurance that financing will be available or found. However, it is unlikely cash needs would exceed $100,000, with a significant portion to be used for marketing to increase participation. We believe that we can expand operations 50% in terms of participants without significant incremental costs. These costs would be for recipe binders, aprons, ingredients and wines, restaurant meals, and recipe copies. To go beyond 50% our current fixed costs would increase significantly because there would be a need for more facilities, buses and more accommodation costs to cover time needed by Ms. Clark to teach the larger number of classes.

If cash needs to maintain basic operations exceeded $50,000, there is a likelihood that we would discontinue operations.

If we are unable to increase revenue or obtain financing during periods when we incur losses or if the financing that we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations or seek business opportunities through some form of as yet unidentified strategic alliance that, in all probability, would dilute the interest of existing stockholders. To date, no IFW officer, director, or affiliate has had any preliminary contact or discussions with, nor are there any current plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

Additionally, we do not currently have sufficient resources to pay all of the direct costs of this offering. The understanding that our president will loan the money to do so, if necessary, and our counsel will defer his fees, is a binding agreement and is summarized as follows:

IFW will pay all costs relating to this offering estimated at $60,000.  This amount will be paid, as and when necessary and required, or otherwise accrued on the books and records of IFW until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within three months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when IFW has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds as indicated herein and, accordingly, the agreement between IFW, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

2.

IFW’s operations are heavily dependent on economic and political events and news. Events that impact the numbers of Americans vacationing in Europe or dollar exchange rate against the euro could result in losses and ultimately the discontinuation of our business.

IFW’s principal business has been and will continue to be its cooking classes conducted in Italy. The participants are almost all Americans who attend the classes in conjunction with a vacation or recreational activity. The overwhelming portion of people who register for our courses consists of Americans who are vacationing in Europe. Political events such as acts of terrorism, especially those occurring on airlines or in Europe, appear to impact negatively the number of Americans who choose to engage in European vacations. We believe that the demand for our services was severely and negatively impacted by the terrorist actions on September 11, 2001 and the subsequent terrorist attack in Spain in 2004 because fewer people who were likely to enroll in our classes were vacationing in Europe. Similarly, declines in the value of the United States dollar compared to the Euro and declines in the US economy reduce the demand for an expensive, discretionary recreational option for many people. If the leisure travel market were to be disrupted due to economic conditions or reluctance of people to travel due to hostilities or renewed terrorism, our revenues would be reduced significantly. If reductions were to continue for two or more future years, we would have to evaluate carefully whether to continue conducting classes.

3.

IFW is and will continue to be completely dependent on the services of our founder and president, Mary Beth Clark, the loss of whose services would likely cause our business operations to cease.

IFW’s business strategy is completely dependent upon the knowledge, reputation and business contacts of Mary Beth Clark, our president. If we were to lose the services of Ms. Clark, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our chief executive officer and sole employee, Mary Beth Clark, is entirely responsible for the execution of our business. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without Ms. Clark or an appropriate replacement(s). We intend to acquire “key–man” life insurance on the life of Ms. Clark naming us as the beneficiary when and if we obtain the resources to do so and Ms. Clark remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors who provide services for us in Italy.

4.

We will need additional, qualified personnel in order to expand our business. Without additional personnel, we will not be able to expand our business.

Expanding our business entails increasing the number of classes offered and the number of class participants. To increase these numbers, we will need instructors other than our president. The number of instructors needed will be directly related to the number of class participants. These instructors would have to be knowledgeable in a wide range of food preparation and cooking and also have the ability to teach and make participants enjoy their experience. We have not done any research as to the availability or cost of qualified personnel, but believe that each person would require a salary of at least $60,000. There is no way of determining the likelihood of finding and being able to afford and hire persons meeting these credentials.

5.

Our revenues and operating results fluctuate significantly from quarter to quarter, which may cause our stock price to decline.

We conduct classes in Italy during the spring and fall months of the year. Substantially all of our revenue during recent years is realized during those months. We have realized substantially no revenue during other months in recent years. In addition, results from year-to-year vary significantly based on political and economic events. As a result of these and other factors, we believe that period-to-period comparisons of our operating results are not meaningful in the short term and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

6.

The ability of our president to control our business limits minority shareholders’ ability to influence corporate affairs.

Our president currently beneficially owns 94% of our outstanding common stock. Upon the completion of this offering, she will beneficially own approximately 87% of our outstanding common stock assuming that sale of all shares being registered. Because of her beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by our president. The level of control may also cause the market value of our shares to be lower than it may be without a high level of control.

7.

Ms. Clark, our president and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Ms. Clark, our president who holds five executive positions with us, including chief financial officer and principal accounting officer, has no meaningful accounting or financial reporting education or experience. She is heavily dependent on advisors and consultants to ensure accurate financial reporting and effective internal controls. Therefore, she is dependent on the knowledge and experience of the consultants. Also, despite the best of intentions, she may not question or bring certain facts and information to the attention of the consultants because she does not know of the potential significance of those facts and information. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

8.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending October 31, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2007. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of October 31, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

9.

We have only two directors which limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

10.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce and possibly eliminate our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

11.

We do not know whether we will be successful in using restricted shares of our common stock to satisfy certain costs. If we are not successful, our cash flow may be insufficient to meet all costs which could result in the discontinuance of our business.

We will attempt to use noncash means of settling obligations and compensate independent contractors who assist us in complying with our obligations as a public company and as independent contractors and suppliers to the operating portions of our business. This noncash compensation will principally be through the issuance of negotiated and agreed upon number of restricted shares of our common stock . There is no way of predicting the likelihood of success of our efforts in this regard. If we are only partially successful, i t is un likely that we will be able to fu nd any marketing or advertising programs which would be necessary to expand our business.  If we are generally unsuccessful and the number of class participants decreases at the same time that cash is required to meet all of our public company related expenses, we may have to cease operations.

Risks Related to Our Common Stock

12.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock which our board has authority to issue without further stockholder action or vote.

We have no committed source of financing. On occasion, our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (89,000,000) shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of IFW because the shares may be issued to parties or entities committed to supporting existing management.

13.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently (and never has been) no public market whatsoever for our securities.  A market maker has filed an application with the NASD on our behalf to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD.  There can be no assurance as to whether such market maker’s application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of IFW and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.

14.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders as corporate resources may be expended for the benefit of directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of IFW. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us for the benefit of directors that we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether  indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

15.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will for the foreseeable future be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD (assuming we are qualified to have our shares quoted for trading on the OTCBB). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9, establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements will create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

Because of these regulations and market abuses, many broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

16.

The market for penny stocks has experienced numerous frauds and abuses which could cause investors in our stock to lose some or all of their investment .

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Because of the high level of risk involved in investing in penny stocks, the SEC created Rule 15g-2, which makes it "unlawful for a broker or dealer to effect a transaction in any penny stock for or with the account of a customer unless, prior to effecting such transaction, the broker or dealer has furnished to the customer a document containing the information set forth in Schedule 15G, Rule 15g-100, and has obtained from the customer a manually signed and dated written acknowledgement of receipt of the document." Schedule 15G describes the format, style, and content of the information to be provided to the penny stock customer. The cover page must be titled "Important Information on Penny Stocks." Additional required information alerts the investor to the risk of investing in penny stocks and to information that must be provided by the seller. Broker duties and rights and remedies available to the investor are described, and further information on the nature and risk of penny stocks is provided. If violations of these Penny Stock Rules occur, remedies to the investors include seeking rescission of their purchase of shares made through their brokerage account.

Real or perceived frauds involving penny stocks can result in legal actions by shareholders or others whose interests have been hurt against those thought to be responsible. These legal actions could name us and/or our directors as defendants. Legal actions of this type would hurt us in several ways. The time and cost needed to defend such a case would seriously limit our ability to conduct our regular business activities. Adverse publicity brought about by a suit, even one not naming us as a defendant, is likely to cause the price of our common stock to decline.

17.

If a market develops for our shares, Rule 144 sales may depress prices in that market.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. After the registration statement, of which this prospectus is a part, becomes effective, 8,700,000 shares held by our president will not be registered but will be subject to resale under Rule 144.  In July 2006 an additional 600,000 shares of our common stock were issued to 39 additional shareholders and 400,000 of such shares will be available pursuant to Rule 144 commencing July 2007.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period (at least one year) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person during the 90 days preceding sale) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

18.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

19.

Provisions of our articles of incorporation and/or Nevada law could deter a change of our management which could discourage or delay offers to acquire us.

Provisions of our articles of incorporation and/or Nevada law may make it more difficult for someone to acquire control of us or for our stockholders to remove existing management, and might discourage a third party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders. For example, our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control.

As a Nevada corporation, we are subject to certain provisions of the Nevada Business Corporation Law anti-takeover rules and which permits us to inhibit the likelihood of a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which our shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

20.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over IFW.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

•

voting rights;

•

qualifications;

•

limitations; or

•

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.  This form of securities is commonly referred to as “blanket preferred.”

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of IFW or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

21.

All 1,300,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement of which this prospectus is a part. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

All 1,300,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In July 2006, we sold 600,000 shares of its common stock to 39 people for $600.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families and business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,300,000 of our 10,000,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At November 3 , 2006 we had 40 shareholders:

Of the total outstanding shares, 9,400,000 shares were issued (on July 11, 2006) to one individual, Mary Beth Clark, our president, in exchange for all of the outstanding shares of International Food and Wine Consultants, Inc., a New York company formed by her in 1989 as the predecessor to IFW. The purpose of the exchange was to reincorporate IFW in Nevada.

An additional 600,000 shares were issued to 39 additional shareholders at $.001 per share for $600 in cash, in July 2006.  These stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  IFW has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with IFW.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A Form of that Investment Letter is filed as Exhibit 10.4 to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of September 30, 2006 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number of Shares To Be Owned After Offering	*Percentage To Be Owned After Offering	Relationship to IFW or Affiliates

Mary Beth Clark	9,400,000	700,000	8,700,000	87%	Chairman and president
B. Alva Schoomer	40,000	40,000	0		Director
Alfred Mendelsohn	5,000	5,000	0		Business associate
C. William Hoilman, Esq.	5,000	5,000	0		Business associate
Carol J. Drew	5,000	5,000	0		Business associate
Charles L. Winkelman	5,000	5,000	0		Business associate
Charles M. Stalling	5,000	5,000	0		Business associate
Christopher D. Morris	5,000	5,000	0		Business associate
Darrow A. Lebovici	5,000	5,000	0		Business associate
Eleanor J. Kogon	5,000	5,000	0		Business associate
Geraldine Stalling	5,000	5,000	0		Business associate
Henry F. Tegler, Jr.	5,000	5,000	0		Business associate
Henry Tan	5,000	5,000	0		Business associate
Howard L. Suppo	5,000	5,000	0		Business associate
Jeanne S. Tegler	5,000	5,000	0		Business associate
Jeffrey G. Priskie	5,000	5,000	0		Business associate
Jill T. Perico	5,000	5,000	0		Business associate
Joseph Chappelle	5,000	5,000	0		Business associate
Larry L. Eastland	5,000	5,000	0		Business associate
Meg Twohey	5,000	5,000	0		Business associate
Penny J. Tavares	5,000	5,000	0		Business associate
Richard R. Mason	5,000	5,000	0		Business associate
Richard Silverman	5,000	5,000	0		Business associate
Robert Clear	5,000	5,000	0		Business associate
Ronald B. Priskie	5,000	5,000	0		Business associate
Shevonne McCoy	5,000	5,000	0		Business associate
Shirley E. Mason	5,000	5,000	0		Business associate
Stanley Priskie	5,000	5,000	0		Business associate
Steven L. Priskie	5,000	5,000	0		Business associate
Vilma Priskie	5,000	5,000	0		Business associate
William Sumner Scott, Esq.	5,000	5,000	0		Business associate
Yvette R. Stalling	5,000	5,000	0		Business associate
Jim C. Cowart	10,000	10,000	0		Business associate
R. Michael Drew	10,000	10,000	0		Business associate
Holly Bottega	12,000	12,000	0		Assistant to Mr. Wolff
Mary Sue Farrar	13,000	13,000	0		Business associate
Gail D. Morris–Schoomer	15,000	15,000	0		Wife of Mr. Schoomer
Raymond C. Holland, Sr.	25,000	25,000	0		Business associate
S. Craig Barton	25,000	25,000	0		Business associate
Gary B. Wolff, Esq.	300,000	300,000	0		Counsel to Company
	10,000,000	1,300,000	8,700,000	87%

* The total percentage is only indicated if 1% or greater.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealers.

Mary Beth Clark, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Ms. Clark’s current intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us.  She nevertheless is offering approximately 7.4% of her shareholder interest, (700,000 out of a total of 9,400,000 shares owned by her) in this offering  or 7% of all outstanding common shares) since otherwise sales by her would be restricted to 1% (or 100,000 shares) of all outstanding IFW shares every three months in accordance with Rule 144.  As an officer/control person of IFW, Ms. Clark may not avail herself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. All non-management selling shareholders received their shares in a private placement in July 2006 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement in July 2006. All of our outstanding shares were issued at $.001 per share in July 2006 except for those 9,400,000 shares issued to our president upon incorporation in Nevada and in exchange for all of the outstanding shares of International Food and Wine Consultants, Inc, a New York corporation formed by her in 1989.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on a public exchange, A market maker has agreed to file a Rule 211 application with the NASD to enable our securities to be quoted on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. A market maker has file d a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), however such efforts may not be successful, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no IFW common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of IFW.

The number of shares of IFW common stock that could be sold by our shareholders pursuant to Rule 144 (once we are eligible therefore) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three  months by each IFW shareholder.  Based upon current ownership, such number of shares eligible would be 500,000 shares as follows, 100,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus and an aggregate of 400,000 shares which may be sold by the 39 other shareholders of IFW commencing on or about July 15, 2007.

IFW has agreed to register 1,300,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. A market maker has filed a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), however such efforts may not be successful, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no IFW common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of IFW.

The number of shares of IFW common stock that could be sold by our shareholders pursuant to Rule 144 (once we are eligible therefore) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three  months by each IFW shareholder.  Based upon current ownership, such number of shares eligible would be 500,000 shares as follows, 100,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus and an aggregate of 400,000 shares which may be sold by the 39 other shareholders of IFW commencing on or about July 15, 2007.

IFW has agreed to register 1,300,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	October 31, 2005	July 31, 2006
		(unaudited)

Current assets	$20,035	$ 54,747

Total assets	23,363	56,818

Current liabilities	12,557	59,357

Stockholders’ equity (deficit)	10,806	(2,538)

Income Statement Data:	Year ended October 31,		Nine Months Ended July 31,
			(unaudited)
	2005	2004	2006	2005
Revenue	$ 211,445	$ 178,746	$47,510	$ 80,304
Operating expense	$ 149,652	$ 120,600	$ 24,980	$ 40,486
Net income (loss)	$ 13,187	$ (7,809)	$ (13,944)	$ 6,174
Weighted average number of shares outstanding	9,400,000	9,400,000	9,432,967	9,400,000
Income (loss) per share	$ *	$ *	$ *	$ *

* Less than $.01 per share.

Note - Basic income (loss) per common share has been calculated assuming that the capital structure resulting from IFW’s reincorporation in Nevada had taken place as of the first day of the first period presented

Substantially all of IFW’s revenue-generating business currently takes place during the months of May, June, September and October. Current liabilities at July 31, 2006 includes deposits of $39,594 which relates to advance payments received from people who will participate in classes to be conducted by IFW later in calendar year 2006.

NOTE REGARDING FORWARD–LOOKING STATEMENTS

Certain matters discussed in this prospectus are forward–looking statements. Such forward–looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•

our future operating results,

•

our business prospects,

•

our contractual arrangements and relationships with third parties,

•

the dependence of our future success on the general economy, and

•

the adequacy of our cash resources and working capital.

These forward–looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward–looking statements. You should read statements that contain these words carefully because they:

•

discuss our future expectations;

•

contain projections of our future results of operations or of our financial condition; and

•

state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to predict accurately or over which we have little or no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

The forward–looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward–looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

We conduct cooking classes in Italy during the months of May, June, September and October.  Our programs have four, six and seven day options with prices ranging from $1,995 to $3,695, which includes accommodations at local hotels. The participants in these classes are mostly Americans who generally link their participation in the classes with vacations in Italy. Substantially all of our revenue is derived from the fees paid to us by class participants. Therefore, our success or failure in financial terms is linked entirely to the number of participants who enroll in each class. We have used the same activities to solicit class attendance for the last several years. These activities consist of use of a website, limited print advertising and relying on word of mouth from past participants. Our success in attracting American vacationers is closely linked to economic conditions that impact on leisure time activities and by political and world events that affect international travel. We believe that we were badly impacted by the terrorist events occurring on September 11, 2001 and the subsequent acts of terrorism in Spain which, in our opinion, sharply reduced the number of American vacationers traveling to Europe.

Operations

We cannot predict what our level of activity will be over the next 12 months because we do not know how many class participants that we will get. In 2005, we had 63 paying participants compared to 60 participants in 2004. It appears that the number of participants in 2006 will be significantly lower than in 2005 or 2004 and will approximate only 28. We do not know all of the reasons for the decrease in 2006 .. However, we believe that highly publicized coverage of potential terrorist activities in London in August 2006 had an impact on the number of enrollees in August and September because we did not receive any registrations in the months of September and October. We also believe that weakness of the dollar compared to the Euro impacted potential enrollees who would have combined attending our classes with a vacation in Europe. We generally get a low level of repeat attendees, and have some participants who attend on scholarships.

A summary of operations for the years ended October 31, 2005 and 2004 follows:

	2005	2004

Revenue	$ 211,445	$ 178,746
Cost of sales	149,652	120,600
Gross Profit	61,793	58,146

Costs and Expenses:
Selling and administrative	48,606	65,955

Net Income (Loss)	$ 13,187	$ (7,809)

Our revenues varied because we had three more enrollees in 2005 than in 2004 and enrollees registered for longer and more expensive courses in 2005 than in 2004. The longer and more expensive courses resulted in higher cost of sales because of more bus trips, wine and food costs and days of kitchen rentals.

Costs and expenses declined in 2005 principally because Ms. Clark received $12,000 less in compensation in 2005.   Our costs relate principally to the direct costs of operating our cooking classes in Italy which is directly linked to the number of participants and, to a lesser extent, the mix of classes . These costs are principally composed of hotel costs, costs for chefs and others needed to operate our programs, and supplies. These costs amounted to $149,652 in 2005 and $120,600 in 2004. All staff members in Italy are independent contractors. Our other costs relate principally to marketing, rent and administration.

We estimate that if we run eight weeks of classes, the approximate minimum amount of costs that would be incurred is $75,000 made up principally of airfare costs, meals and lodging for Ms. Clark, kitchen and facilities costs and bus costs for the class trips. This cost does not provide any salary or compensation for Ms. Clark. If you assume compensation and rent requirements of $70,000, then total minimum costs are $145,000 given a typical class schedule .. There is no way to predict the number of enrollees until classes are about to be conducted.   During 2006 we had significantly fewer enrollees than in prior years which resulted in canceling classes and reducing the number of days over which classes were conducted. This policy reduced the level of fixed costs compared to the level incurred over a normal schedule of classes.  In addition, our president will waive her compensation and loan us amounts to cover any remaining shortfalls.   If the number of enrollees decreases for several class periods, we may need a source of cash to continue our business. In addition, IFW would require some financing for marketing and advertising to increase participants and expand our operations. There is no way of predicting amounts that would be needed or provide assurance that financing will be available or found. However, it is unlikely cash needs would exceed $100,000, with a significant portion to be used for marketing to increase participation. We believe that we can expand operations by 50% in terms of participants without significant incremental costs. These costs would be for recipe binders, aprons, ingredients and wines, restaurant meals, and recipe copies. To go beyond 50% our current fixed costs would increase significantly because there would be a need for more facilities, buses and more accommodation costs to cover time needed by Ms. Clark to teach the larger number of classes.

 If cash needs to maintain basic operations exceeded $50,000, there is a  likelihood that we would discontinue operations.

July 31, 2006 and 2005

Substantially all of IFW’s revenue-generating business currently takes place during the months of May, June, September and October.  A summary of operating activity follows:

	2006	2005

Revenue
Sales	$ 45,710	$80,304
Consulting	1,800	600
Total	47,510	80,904

Cost of sales	24,980	40,486

Gross margin	22,530	40,418

Costs and Expenses:
Selling and administrative	36,474	34,244

Net Income (Loss)	$ (13,944)	$ 6,174

Operating results for the nine months ended July 31, 2006 are not necessarily indicative of results for the full year ended October 31, 2006 because a majority of our classes take place in the fourth quarter. Therefore, the results in the fourth quarter have a disproportionate impact on our results for the year as a whole. In the same way, we incur relatively few costs in our first two quarters because we are not conducting any classes. We start conducting classes during our third fiscal quarter which results in costs increasing significantly in the third quarter over what they had been during the first two fiscal quarters.

Revenue in 2006 was significantly below the revenue levels of 2005 because of fewer enrollees. In order to reduce the likelihood of significant losses , we reduced the number of classes and the time period over which classes were given by approximately 40% .. General expenses were cut in Italy, as well as insurance expenses. These cuts were offset by increases in rent ($3,801) and Internet advertising ($2,623). Many expenses in Europe are paid by and through a Euro bank account. The Company records the disbursements as expenses in Italy and does not get nor record a listing of expenses by individual expense category.

Current liabilities at July 31, 2006 includes deposits of $39,594 which relates to advance payments received from people who intend to participate in classes to be conducted by IFW later in 2006. With significantly lower class participation in 2006 than in 2005, we reduced spending in every area with costs related to hotels, class preparation costs, marketing and administrative courses being reduced during 2006.

Liquidity

As of July 31, 2006, we had negative working capital of $ (4,610) .

IFW does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to continue our operations at our current level because we do not have a capital-intensive business plan, and our fixed cost level is low. We would need some form of financing if class participation decreased significantly, and we decide to conduct similar numbers of classes as in the past. Private capital, if sought, will be sought from former business associates of our president or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares to compensate employees/consultants and independent contractors wherever possible. If we are successful in using restricted shares to satisfy operating obligations, it will help our cash flow and possibly enable us to meet some or all of the obligations of being a public company without needing other sources of financing. We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus if participation levels remain similar to past levels.

IFW will pay all costs relating to this offering estimated at $60,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of IFW until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within three months of the date of this prospectus our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that the amounts owed cannot be settled with noncash compensation.  If and when loaned, the loan will be evidenced by a noninterest - bearing unsecured corporate note to be treated as a loan until repaid, if and when IFW has the financial resources to do so.. A formal written arrangement exists with respect to our president’s commitment to loan funds as indicated herein, and accordingly, the agreement between IFW, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties. From a practical perspective, our president lacks the personal resources to provide aggregate loans in excess of $60,000.

Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with the professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors by issuing stock options and/or restricted shares of our stock instead of cash to settle obligations, although there can be no assurances that we will be successful in any of those efforts.

Our president has agreed to defer compensation otherwise payable to her so as to permit us to remain viable and further agreed to loan us amounts necessary to meet our expenses if sufficient revenues are not generated to pay our costs and expenses (filed as Exhibit 10.3). If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so. No deferral has been made under this agreement through July 31, 2006. As of July 31, 2006 the amount owed to our president was $19,762 which was a loan used to cover operating expenses in 2006. From a practical perspective, our president lacks the personal resources to provide aggregate loans in excess of $60,000.

If we try to expand, we would need to commence an advertising or marketing program or link with a tour operator in order to become more visible and known to potential class participants. If we decide to do this, we will start with a modest marketing budget of $50,000 or less and measure the results for a full season before moving on. We would need to receive financing to do this.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended October 31, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

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that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed

The SEC has issued a proposed release (33-8731) that would extend the effective date for us to comply with Section 404 to October 31, 2008. However, that release is not yet in effect.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes , and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements , and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies and Estimates

In preparing our financial statements in conformity with accounting principles generally accepted in the United States of America, we must make decisions that impact the reported amounts of assets, liabilities, revenues and expenses, and related disclosures. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. In reaching such decisions, we apply judgments based on our understanding and analysis of the relevant circumstances, historical experience, and actuarial valuations. Actual amounts could differ from those estimated at the time the consolidated financial statements are prepared.

Our significant accounting policies are described in Note 2 to the financial statements.

Seasonality

Substantially all of our business currently takes place during the months of May, June, September and October.

BUSINESS

International Food and Wine Consultants, Inc. was incorporated in 1989 by Mary Beth Clark under the laws of the State of New York and became a Nevada corporation on July 11, 2006.  A significant portion of our business operates under the d/b/a The International Cooking School of Italian Food and Wine. We currently function primarily as an educational and vacation firm in Bologna, Italy and have also provided consulting services to:

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Companies engaged in the manufacture of food preparation equipment,

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Companies engaged in the distribution of food and/or wine products, and

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Food services companies, including resorts, hotels, and restaurants.

We currently offer a variety of programs to teach Italian cuisine preparation at locations in Italy. We have programs for both amateurs and more experienced cooks. However, we are not a professional culinary arts training school and our programs are not designed to train professional chefs. Our courses teach both the history and techniques of Italian cuisine.

Our business is intended to take advantage of the experience, contacts and reputation of our founder, Mary Beth Clark, who has more than 30 years’ experience in the field of culinary arts. Since 1979, she has been a consultant for major food, wine, cookware, publishing, and retail corporations. Most of these consulting engagements came about because of her reputation as a cooking teacher and food writer. In the past those engagements that she accepted have been small enough in scope that she could perform them entirely herself. With additional resources, the scope of these engagements could potentially be expanded considerably, although no assurances can be given that this will occur.

Cooking School

Our cooking school was founded by our president, Mary Beth Clark, and is based in Bologna, Italy. It operates under the d/b/a The International Cooking School of Italian Food and Wine. It has been in continuous operation since 1987. Mary Beth Clark is an award–winning cooking teacher, chef and author. The August 1992 edition of Bon Appetit magazine named The International Cooking School of Italian Food and Wine as offering the “Best Cooking Class Vacations” of all of the cooking schools in Italy. She is a founding member and served three terms on the board of directors of the New York Association of Culinary Professionals, and, as executive vice president–programs, developed the continuing “Educate the Educator” series and the Scholarship Committee. She travels extensively in Europe, Asia and Africa researching food, wine and restaurants.

We offer hands on cooking lessons, food and wine tasting opportunities and some touring through historical towns in Italy. A typical schedule for a week of classes that include excursions is:

Day-To-Day Itinerary

Sunday

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Check into your hotel in Bologna's Historic Center.

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Take a late afternoon Insider's Walking Tour of the "Heart of the City" with Romanesque and Gothic palaces, museums and medieval towers.

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Have dinner at one of Bologna's classic restaurant, prepared just for us.

Monday

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Shop in Bologna's outdoor market for seasonal ingredients for our cooking class.

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Visit leading Italian specialty food and cookware.

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Attend our hands-on cooking classes. During the week with us, participants will make more than 25 Italian recipes from l'antipasto through dolce. Participants learn professional techniques for making authentic classic and new-style dishes, including Risotto con Tartufo, pesce, agnello, Salsa di Tartufo (perfect for fish, turkey and chicken), biscotti, torta.

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Participate in truffle tasting which pairs excellent wines.

Tuesday

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Attend cooking classes from morning through afternoon cooking class, mastering techniques and delectable dishes.

Wednesday

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See the production of Parmigiano-Reggiano made only in Emilia-Romagna; learn how it is traditionally aged for years and taste with the award-winning casaro (cheese master).

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Visit one of the few traditional artisan makers of culatello and take a lesson on how it is made and aged for one year. Prized for its superior flavor, silken texture and almost transparent ruby-color, culatello is the "filetto" of prosciutto.

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Drive to Alba, Italy's premier Truffle Capital.

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Check into hotel.

Thursday

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Meet enologists (masters of wine and wine making) at an award-winning winery in Piedmont and taste wines while discussing the harvest.

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Attend a class given by Executive Chefs teaching their signature dishes from one of Alba's best Michelin-star restaurant.

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Have dinner composed of Piedmont's delectable, refined cucina with great wines.

Friday

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Participate in white truffle hunt on private grounds with our third-generation trifolau (truffle hunter) and his dogs.

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Drive through the Langhe Hills and acres of flourishing vines to a renowned winery for a private meeting and tasting with award-winning enologists.

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Drive through the hills to an award-winning Michelin-star restaurant for our Grand Finale.

Saturday

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Visit the White Truffle Fair.

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Drive to Milano and check into hotel.

Sunday

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Visit antique markets and sight-see.

Our programs have four, six and seven day options with prices ranging from $1,995 to $3,695, which includes accommodations at local hotels. We offer a slightly reduced fee for "tasters" joining in restaurant meals, class meals and excursions, but not participating in hands-on cooking classes. All payments must be in United States dollars and received prior to the beginning of the start of a class. We provide a limited number of scholarships through the James Beard Foundation, C–Cap and other programs for under–privileged teenagers and adults thinking of pursuing a career in culinary arts.

We currently conduct classes during the months of May, June, September and October. Most of our participants are Americans who link class participation with vacations.  Classes may have up to 20 participants but are designed to breakeven with seven or eight participants.

Because our participants are primarily Americans who link class participation with vacations, our success is closely linked to economic conditions that impact on leisure time activities and by political and world events that affect international travel. We believe that we were badly impacted by the terrorist events occurring on September 11, 2001 and the subsequent acts of terrorism in Spain which we believe sharply reduced the number of American vacationers traveling to Europe.

Marketing and Competition

Our limited resources have limited our marketing activities to an Internet site at www.internationalcookingschool.com, print ads in magazines such as La Cucina Italiana and Gourmet , and word of mouth.

Over the years, we have received favorable mention in a number of, newspapers and magazines including The New York Times–Living Section , Travel Section and Business Section of the Atlanta Journal & Constitution , Bon Appetit , Chicago Tribune , Cincinnati Post , Civilta del Bere , Cooking Light , Denver Post , Globe and Mail , Gourmet , Italian Wine & Spirits , La Gola , San Francisco Chronicle , USA Today , The Good Cook , Berlitz’ Travel Guides , Fodor’s , Frommer’s Travel Guides: Italy , Peterson’s Guides , Alitalia Airlines Magazine , TV Food Network and Lifetime Cable .

We face competition from a large number of other cooking schools and most other vacation tours and programs. We have not done any research, but believe that the number of competitors is large, and our portion of the market is extremely small. Many of these competitors have substantially greater personnel resources and name recognition than do we as well as substantially greater financial resources. There can be no assurances that we will be able to compete effectively in this marketplace.

We plan to increase our marketing by working with vacation and tour operators and expanding advertising if and when resources permit, but these plans are currently in their formative stages.

Consulting and Writing

In previous years, we performed a variety of consulting and writing engagements. Our activity in these areas was sharply reduced after the events of September 11, 2001 adversely impacted our cooking school enrollment and reduced our resources. Our goal is to once again seek and participate in these activities if and when resources permit. Our president, Mary Beth Clark, has a strong background to assist in developing this side of our business.

She has served a variety of clients including Revere Ware, Bloomingdale’s, The New York Metabolic Group, Macy’s, Tuferol, Tedeschi Winery, The New York Times, Pearl Cruises of Scandinavia, The Italian Trade Commission, City Of New York, Nivea and The Rockefeller Foundation.

Specific engagements have included:

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In–store promotion of bottled, dried and fresh products for a major department store and a foreign food retailer. This entailed all recipe development and food preparation for a special takeout foods section, on–site demonstrations and press party.

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Developing and teaching cooking–lecture series on Asian and Southeast Asian cuisines.

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Developing and teaching food/cooking program for Jobward Bound students at La Guardia Community College.

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Editing and reader’s analysis of consumer/trade ingredient and cookbook proposals and manuscripts for major publishing houses.

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Creating and implementing blind taste tests, in–depth research and recipe development.

Creating and instructing food and cooking regimens for patients on special food allergy diets.

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Designing trade show demonstrations, recipes, brochures and product testing for major cookware and food manufacturers.

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Acting as a spokesperson for Italian cheeses.

Ms. Clark has contributed to food and wine publications and is author of Trattoria , which was a selection, in 1995, of Homestyle Books, division of Book–of–the–Month club. As a feature writer for six years for the Journal of Italian Food, Wine & Travel , she wrote on Italian food and wine, travel in Italy and distinctive Italian restaurants. Her articles, recipes and commentary appear in a wide variety of other publications, including Bon Appetit , Cooking Light , The New York Times, Food & Wine and USA Today .

Consulting engagements and writing have not been material in recent years. However, we are considering seeking more such engagements if class participation decreases.

Employees

At November 3 , 2006, we had one employee, Mary Beth Clark, who devotes fulltime to us. She does not have a contract or employment agreement. We use chefs and other contractors in Italy who are engaged on short-term bases without written agreements.

Property

We currently operate out of office space located at 201 East 28th Street, New York, NY  10016, which serves as our principal address and is provided to us by our president. The space is located in a rented apartment that also serves as our president’s principal residence when she is in New York.  There is no written lease. Rent expense was $14,294 in 2005.   We rent kitchen facilities in Italy on short-term bases without lease agreements.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Mary Beth Clark	55	Chairman, president, CEO, CFO, secretary and principal accounting officer
B. Alva Schoomer	73	Director

Mary Beth Clark – Founded us in 1987 and has been our president and fulltime employee since inception. She holds a BS from the University of Wisconsin.

B. Alva Schoomer – became a director in 2006. Dr. Schoomer has been an independent consultant for the past five years. Prior to 1988, Dr. Schoomer held executive positions with W.P. Carey & Co., Inc., Innovation Investors (a partnership underwritten by Shearson Lehman), RAC Information Systems, Inc., Greenwich Research Associates, A. G. Becker & Co., and the American Stock Exchange. Dr. Schoomer holds a Ph.D. in chemistry and physics from the California Institute of Technology. Dr. Schoomer is also the president of Innocap, Inc., a development stage and currently inactive public company (not yet listed for trading) and had been president of BAS Consulting, Inc., a development stage consulting firm, from 2002 to 2005, which company is now known as AIDA Pharmaceuticals Co., Ltd. and trades on the OTCBB under the symbol “AIDA.”

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on July 30, 2007. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the IFW board of directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by IFW for any accountable expenses incurred in attending directors' meetings provided that IFW has the resources to pay these fees.  IFW will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the July 15, 2006 board of directors’ approval and subsequent stockholder approval, IFW adopted our 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service, as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding under the Plan as of November 3 , 2006.

As previously indicated, the board of directors, on July 15, 2006, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of IFW and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to IFW are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement, of which this prospectus is a part.

Summary Description of the International Food and Wine Consultants, Inc. 2006 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, IFW and our subsidiaries, if any, with additional incentives by increasing their ownership interest in IFW.  Directors, officers and other employees of IFW and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

We currently have no formal written salary arrangement with any officer or director.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Oct. 31	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Mary Beth Clark	2005	-	-	-	-	-	-	-
President	2004	$12,000	-	-	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of   November 3 , 200 6, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of November 3 , 2006; of all directors and executive officers of IFW; and of our directors and officers as a group.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned [2]	Percent of Class
Mary Beth Clark	9,400,000	94
B. Alva Schoomer	40,000.4

Officers and Directors as a group ( 2 members)	9,440,000	94.4

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

We currently operate out of office space located at 201 East 28 th Street, Suite 15B, New York, NY 10016 provided by our president. There is no written lease. Rent expense was $14,294 in 2005.

 The sole promoter of IFW is our president, Mary Beth Clark.  Ms. Clark received all of her original shares in our New York predecessor in 1989 for $10,000.

____________________________

1

The address for each person is 201 East 28 th Street, Suite 15B, New York, NY 10016.

2

Unless otherwise indicated, IFW believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

IFW has entered into written agreements regarding: (i) its president deferring compensation if necessary (Exhibit 10.3); (ii) its president lending funds to it if necessary (Exhibit 10.2).  As of July 31, 2006 the amount owed to our president was $19,762. Summaries of Exhibits 10.2 and 10.3 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Both of these Exhibits are filed as part of our registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

On July 19, 2006 all of the shares of International Food and Wine Consultants, Inc. (a New York company) were exchanged for 9,400,000 shares of International Food and Wine Consultants, Inc. (a newly-formed Nevada company). The purpose of the exchange was to reincorporate IFW from New York to Nevada.  IFW subsequently issued 600,000 shares to 39 additional shareholders.  IFW is now authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock. Of this amount, there are 89,000,000 shares of authorized but unissued common stock and 1,000,000 shares of authorized but unissued preferred stock.

Preferred Stock

IFW’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

There are 10,000,000 shares of common stock issued and outstanding at November 3 , 2006 held by 40 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Unissued Capital Stock

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of IFW by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the  Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of  Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests. These provisions are described below.

Dissenters' Rights . Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

▪

listed on a national securities exchange,

▪

included in the national market system by the National Association of Securities Dealers, or

▪

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights.  Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of (1) the articles of incorporation, and all amendments thereto, (2) bylaws and all amendments thereto; and (3) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions.  Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-KSB. This form is required to be filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year following the effectiveness of our registration statement of which this prospectus is a part, absent timely request for 15 calendar day extension. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our Articles of Incorporation or Bylaws relating to the acquisition of a controlling interest in the Company.

Our Articles of Incorporation and Bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations.  Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are registering our common stock under Section 12(g) of the Exchange Act.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he had prior approval of our Board of Directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

▪

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

▪

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Directors' Duties.  Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

o

on any market that might develop;

o

in transactions other than market transactions;

o

by pledge to secure debts or other obligations;

o

1 purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o

in a combination of any of the above.

________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in IFW to a broker-dealer as principal and the broker-dealer is acting as underwriter, IFW will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to such registration statement.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of IFW who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD (once and if and when quotation thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and

information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” trading exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement, of which this prospectus is a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock.

EXPERTS

The financial statements of IFW as of October 31, 2005 and the years ended October 31, 2005 and 2004 included in this prospectus have been audited by  independent registered public accountants and have been so included in reliance upon the report of Most & Company, LLP  given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended July 31, 2006 and 2005 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB–2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

IFW will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, once the registration statement, of which this prospectus is a part, becomes effective.  Accordingly, at that time we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1–800–SEC–0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements at no cost to you, by writing or telephoning us at the following address:

International Food and Wine Consultants, Inc.

201 East 28th Street

New York, NY  10016

212–779–1921

INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.

FINANCIAL STATEMENTS  INDEX

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statements of Operations

Statement of Stockholders’ Equity

Statements of Cash Flows

Notes to the Financial Statements

Unaudited Interim Financial Statements

F-1 F-2 F-3 F-4 F-5 F-6 F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

International Food and Wine Consultants, Inc.

New York, NY

We have audited the accompanying balance sheet of International Food and Wine Consultants, Inc. as of October 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended October 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Food and Wine Consultants, Inc., as of October 31, 2005 and the results of its operations and its cash flows for the years ended October 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Most & Company, LLP

July 18, 2006

New York, NY

International Food and Wine Consultants, Inc.

Balance Sheet

October 31, 2005

ASSETS

Current Assets:

Cash	$20,035
Total Current Assets	20,035

Equipment	34,019
Accumulated depreciation	(30,690)
Net	3,328

TOTAL ASSETS	$23,363

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$9,779
Loan from officer	2,778
Total Current Liabilities	12,557

Stockholders' Equity:
Preferred stock: $0.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-
Common stock: $0.001 par value; authorized: 99,000,000 shares; 9,400,000 shares issued and outstanding	9,400
Additional paid-in capital	1,406
Retained earnings	-
Total Stockholders’ Equity	10,806

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$23,363

See Notes to Financial Statements.

International Food and Wine Consultants, Inc.

Statements of Operations

For the Years Ended October 31 2005 and 2004

		2005		2004

Revenue		$211,445		$178,746
Cost of sales		149,652		120,600
Gross Profit		61,793		58,146

Selling and administrative		(48,606)		(65,955)

Net Income (Loss)		$13,187		$(7,809)

Basic and diluted income (loss) per share	$	*	$	*
Basic and diluted w eighted average number of common shares outstanding		9,400,000		9,400,000

*Less than $(.01) per share.

See Notes to Financial Statements.

International Food and Wine Consultants, Inc.

Statement of Stockholders’ Equity

	Shares	Amount	Paid-in Capital	Retained Earnings	Total

Balance, November 1, 2003	9,400,000	$ 9,400	$ 600	$ (4,572)	$ 5,428

Net loss– 2004	-	-	-	(7,809)	(7,809)

Balance, October 31, 2004	9,400,000	9,400	600	(12,381)	(2,381)

Net income – 2005	-	-	-	13,187	13,187

Transfer of all undistributed earnings during period of S corporation period	-	-	806	(806)	-

Balance, October 31, 2005	9,400,000	$9,400	$ 1,406	$ -	$ 10,806

See Notes to Financial Statements.

International Food and Wine Consultants, Inc.

Statements of Cash Flows

For the Years Ended October 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,187	$(7,809)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	2,715	4,060
Increase in accounts payable	9,504	276
Other	595	-
Net Cash Provided (Used) by Operating Activities	26,001	(3,473)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	-	(2,124)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loans to officer	(9,729)	-
Loans from officer	-	1,552
Net Cash Provided (Used) by Financing Activities	(9,729)	1,552

INCREASE (DECREASE) IN CASH:	16,272	(4,045)

CASH AT BEGINNING OF YEAR	3,763	7,808
CASH AT END OF YEAR	$20,035	$3,763

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:

Income taxes	$-	$400

See notes to financial statements.

International Food and Wine Consultants, Inc.

Notes to the Financial Statements

December 31, 2004

NOTE 1

ORGANIZATION

International Food and Wine Consultants, Inc. was incorporated in 1989 under the laws of the State of New York and became a Nevada corporation on July 11, 2006.  A significant portion of its business operates under the d/b/a The International Cooking School of Italian Food and Wine. The Company currently operates primarily as an educational / vacation tours to Bologna, Italy.

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING  POLICIES

a. Year-end

The Company has elected a fiscal year ending on October 31.

b. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

e.  Equipment

Equipment is stated at cost and is being depreciated over the estimated useful lives of the related assets of five years. Depreciation expense was $2,715 and 4,060 for the years ended October 31, 2005 and 2004, respectively.

f.  Revenue Recognition

The Company’s revenue relates to conducting classes in Italian cooking. The program includes class participation, hotel rooms and meals for the class period which generally ranges from three to seven days. In cases in which the Company provides the hotel accommodations and meals, it is completely responsible to vendors for costs incurred. In those cases, it bills a fee to class participants that includes all costs of the program, including accommodations. All revenue related to classes, including accommodations if provided through the program, is recognized when the classes are conducted in conformity with EITF 99-19 .

Participation in such classes requires payment in full in United States dollars prior to attending a class. The Company does not have any accounts receivable.

Consulting revenue relates to projects that are very short-term in nature. Such revenue is recognized when projects are completed. Consulting income amounted to $600 in 2005. There was no consulting income in 2004.

g.  Impact of New Accounting and Reporting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending October 31, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes , and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements , and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

i.  Net Income (Loss) Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  The Company had no diluted securities.

NOTE 3

STOCKHOLDERS’ EQUITY

In June 2006 the Company issued an additional 600,000 shares of common stock to 39 persons at par value of $.001 per share in cash, which totaled $600.

Stock Option Plan

On July 15, 2006, the Board of Directors approved the Company’s 2006 Non-Statutory Stock Option Plan (the “Plan”) under which the Company reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options or other awards have been issued under the Plan through July 19, 2006.

NOTE 4

INCOME TAXES

The Company had elected an S corporation for income tax purposes through July 2006. Under the Federal tax regulations for S corporations, principals are taxed separately on their distributive share of the corporation’s taxable income whether or not that income is actually distributed. In accordance with Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission all of the Company’s undistributed earnings and losses that occurred during the period in which it was an S corporation have been reclassified to additional paid-in capital.

The Company will account for income taxes under FASB Statement No. 109, Accounting for Income Taxes . Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NOTE 5

RELATED PARTY TRANSACTIONS

The loan from the Company’s President amounted to $2,778 at October 31, 2005. It is noninterest-bearing and has no specified maturity date.

NOTE 6

SEASONALITY

Substantially all of the Company’s revenue-generating business currently takes place during the months of May, June, September and October.

International Food and Wine Consultants, Inc.

Balance Sheet

July 31, 2006

(unaudited)

ASSETS

Current Assets:

Cash	$50,201
Prepaid and other	4,546
Total Current Assets	54,747

Equipment	34,019
Accumulated depreciation	(31,948)
Net	2,07 1

TOTAL ASSETS	$56,818

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Unearned income	$39,594
Due to president	19,762
Total Current Liabilities	59,356

Stockholders' Deficit:
Preferred stock: $0.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-
Common stock: $0.001 par value; authorized: 99,000,000 shares; 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	1,406
Accumulated deficit	(13,944)
Stockholders’ Deficit	(2,538)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$56,818

See Notes to Financial Statements.

International Food and Wine Consultants, Inc.

Statements of Operations

For the Nine Months Ended July 31 2006 and 2005

(unaudited)

		2006		2005

Revenue
Sales		$45,710		$80,304
Consulting		1,800		600
Total		47,510		80,904

Cost of sales		24,980		40,486

Gross profit		22,530		40,418

Selling and administrative		(36,474)		(34,244)

Net Income (Loss)		$(13,944)		$6,174

Basic and diluted income (loss) per share	$	*	$	*
Basic and diluted w eighted average number of common shares outstanding		9,432,967		9,400,000

*Less than $(.01) per share.

See Notes to Financial Statements.

International Food and Wine Consultants, Inc.

Statements of Cash Flows

For the Nine Months Ended July 31, 2006 and 2005

(unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(13,944)	$6,174
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	1,258	1,913
Change in net operating assets	25,268	(1,768)
Net Cash Provided by Operating Activities	12,582	6,319

	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of s ale of common stock	600	-
Loans from officer	19,762	-
Repayment of loans to officer	(2,778)	-
Total	17,584	-

INCREASE IN CASH:	30,166	6,319

CASH AT BEGINNING OF PERIOD	20,035	3,763
CASH AT END OF PERIOD	$50,201	$10,082

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:

Income taxes	$-	$400

See Notes to Financial Statements.

International Food and Wine Consultants, Inc.

Notes to Unaudited Financial Statements

July 31, 2006

NOTE 1

BASIS OF PRESENTATION

The accompanying interim financial statements for the nine-month periods ended July 31, 2006 and 2005 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2

SEASONALITY

Substantially all of the Company’s revenue-generating business currently takes place during the months of May, June, September and October. The unearned income at July 31, 2006 relates to advance payments received from people who will participate in classes to be conducted later in calendar year 2006.

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,300,000 Shares

International Food and Wine Consultants, Inc.

Common Stock

PROSPECTUS

          __, 2006

TABLE OF CONTENTS

RISK FACTORS	3

SELLING STOCKHOLDERS	16

DETERMINATION OF OFFERING PRICE	18

DIVIDEND POLICY	19

MARKET FOR SECURITIES	19

SUMMARY FINANCIAL DATA	20

NOTE REGARDING FORWARD–LOOKING STATEMENTS	21

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	22

BUSINESS	27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	32

PRINCIPAL SHAREHOLDERS	36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

DESCRIPTION OF CAPITAL STOCK	37

PLAN OF DISTRIBUTION	42

LEGAL MATTERS	46

EXPERTS	46

UNAUDITED INTERIM STATEMENTS	46

WHERE YOU CAN FIND MORE INFORMATION	46

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its Certificate of Incorporation providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys = fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director = s of officer = s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this prospectus other than sales commissions, underwriting discounts and underwriter’s expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 1.40
NASD Filing Fee	100.00
*Accounting fees and expenses	10,000.00
*Legal fees and expenses	40,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,390.60

Total	$ 60,000.00
*Indicates expenses that have been estimated for filing purposes.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

During July 2006, 10,000,000 shares of common stock were issued to 40 individuals, of which 9,400,000 shares were issued to one individual, Mary Beth Clark, our president, in exchange for all of the outstanding shares of International Food and Wine Consultants, Inc., a New York company formed in 1989 as the predecessor to IFW. The purpose of the exchange was to reincorporate the Registrant in Nevada. An additional 600,000 shares were issued to 39 additional shareholders at $.001 per share for $600 in cash.  These stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. IFW has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with IFW. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS.

3.1*	Articles of Incorporation

3.2*	By–Laws
5.1*	Opinion of Gary B. Wolff, P.C.
10.1*	2006 Non–Statutory Stock Option Plan
10.2*	Agreement between IFW, its president and its counsel
10.3*	Agreement between IFW and its president regarding potential deferred compensation
10.4*	Form of Investment Letter
23.1*	Consent of Most & Company, LLP
23.1a**	Consent of Most & Company, LLP
23.1b***	Consent of Most & Company, LLP
23.1b****	Consent of Most & Company, LLP
23.1c****	Consent of Most & Company, LLP
23.2*	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2a**	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2 b ***	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2b****	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2c****	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.1d*****	Consent of Most & Company, LLP
23.2d*****	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*Filed with initial filing.

** Filed with Amendment One.

***Filed with Amendment Two

**** Filed with Amendment Three

***** Filed with Amendment Four

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28.

UNDERTAKINGS.

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes to file, during any period in which it offers or sells securities as a post-effective amendment to the registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g. That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Request for Acceleration of Effective Date.  If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB–2 Prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 21 , 2006.

International Food and Wine Consultants, Inc.

/s/ Mary Beth Clark

By: Mary Beth Clark, President and
Secretary, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Mary Beth Clark		November 21 , 2006
By: Mary Beth Clark,	President, Secretary, CEO, CFO, Principal Accounting Officer and Chairman of the Board

/s/ B. Alva Schoomer		November 21 , 2006
By: B. Alva Schoomer	Director

49